Exhibit 10.21

FIRST AMENDMENT TO

THE MEN’S WEARHOUSE, INC. EMPLOYEE STOCK DISCOUNT PLAN

THIS AMENDMENT is made by The Men’s Wearhouse, Inc. (the “Sponsor”),

WITNESSETH:

WHEREAS, the Sponsor has previously adopted the amendment and restatement effective April 1, 2002, of the plan known as “The Men’s Wearhouse, Inc. Employee Stock Discount Plan” (the “Plan”);

WHEREAS the Board of Directors of the Sponsor has retained the right in Section 9.2 of the Plan to amend the Plan; and

WHEREAS, the Board of Directors of the Sponsor desires to amend the Plan to change, effective April 1, 2015, the calculation of the number of shares covered by an option granted under the Plan;

NOW, THEREFORE, the Sponsor agrees that, effective April 1, 2015, Section 4.1 of the Plan is completely amended and restated to provide as follows:

4.1          Grant of Option.  Effective as of the Grant Date of each Offering Period, the Committee shall grant an Option to each Participant which shall be exercisable on the Exercise Date only through funds accumulated by the Employee through payroll deductions made during the Offering Period.  The Option shall be for that number of whole and fractional Shares that may be purchased by the amount in the Participant’s payroll deduction account on the Exercise Date at the Option Price, subject to the maximum number of Shares determined by the Committee in accordance with the following sentence.  If so determined by the Committee and announced to Employees prior to an Offering Period, the Committee may establish a maximum number of Shares that may be purchased by a Participant during the Offering Period.  Effective for the Offering Period commencing April 1, 2015, and each subsequent Offering Period until changed by the Committee in accordance with the preceding sentence, the maximum number of Shares that may be purchased by a Participant during an Offering Period is that number of Shares that could be purchased with $650, assuming that the purchase price of the Shares is equal to 85% of the Fair Market Value of the Shares on the Grant Date, but in no case more than 125 Shares.  Effective for the Offering Periods beginning July 1, 2002 and prior to April 1, 2015, such maximum number of Shares that may be purchased by a Participant during the Offering Period shall be 125 Shares.  Effective for Offering Periods commencing prior to July 1, 2002, the maximum number of Shares that may be purchased by a Participant during an Offering Period is that number of Shares that could be purchased with $2,500, assuming that the purchase price of the Shares is equal to 85% of the Fair Market Value of the Shares on the Grant Date.

IN WITNESS WHEREOF, the Sponsor has executed this Amendment this 23rd day of January, 2015.

THE MEN’S WEARHOUSE, INC.

By:	/s/ JON W. KIMMINS
Name:	Jon W. Kimmins
Title:	Executive Vice President, Chief Financial Officer and Treasurer